AKRE CAPITAL MANAGEMENT, LLC

                                     FORM OF
                                 CODE OF ETHICS
                            Adopted Under Rule 17j-1

Akre Capital Management, LLC (the Adviser), is confident that its Officers, Directors, and employees act with integrity and good faith. The Adviser recognizes, however, that personal interests may conflict with the FBR Small Cap Value Fund (the Fund) interests where Officers, Directors or employees:

     .    know about the Fund's present or future Fund  portfolio  transactions;
          or

     .    have the power to influence Fund portfolio transactions; and

     .    engage in Securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Adviser has adopted this Code of Ethics (the Code) to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of underlined terms are included in Appendix I).

1.       About this Code of Ethics

         A.       Who is covered by the Code of Ethics?

                  .    All Officers;
                  .    All Directors; and
                  .    All employees.

         B.       What rules apply to me?

                  This Code sets forth specific prohibitions regarding Securities transactions. All Officers, Directors and employers of the Adviser are considered both access persons and investment personnel, as defined in Appendix I attached hereto. As such, all of the prohibitions and restrictions contained in this Code are universally applicable. The Code also sets out certain reporting requirements attached in Part A.

2.       Statement of General Principles.

         In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following universally applicable principles:

         A. The interests of the Fund's shareholders are paramount. Shareholder interests must be placed before personal interest.

         B. All personal Securities transactions must be accomplished in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

         C. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

3. Prohibitions and Restrictions Applicable to Akre Capital Management, LLC Personnel.

         A.       Prohibition Against Fraud, Deceit and Manipulation.

                  You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the
                  Fund:

                        1. employ any device, scheme or artifice to defraud the Fund;

                        2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                        3.      engage  in  any  act,   practice  or  course  of
                                business which would operate as a fraud or deceit upon the Fund; or

                        4. engage in any manipulative practice with respect to the Fund.

         B.       Limits on Accepting or Receiving Gifts.

                  You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.

         C.       Same Day Blackout on Personal Securities Transactions.

                  You cannot purchase or sell, directly or indirectly, any Security in which you have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by Fund.

         D.       30-Days Restriction

                  Employees are prohibited from buying or selling a security within 30 calendar days of a trade in the same security by the Fund.

          E.      Restrictions on Investments in IPOs and Limited Offerings.

                  Employees shall not acquire direct or indirect beneficial ownership of, or otherwise purchase, securities issued during an initial public offering or a limited offering.

4.       Reporting Requirements.

         Subject to Section VII hereof, all Officers, Directors and employees must comply with the reporting requirements set forth in Part A.

5.       Review and Enforcement of the Adviser's Code.

            A.  Appointment of a Review Officer.

                A review officer (the Review Officer) will be appointed by the President to perform the duties described in this Section V.

            B.  The Review Officer's Duties and Responsibilities.

                    1. The Review Officer shall notify each person who becomes an access person, and is thereby required to report under this Code, no later than 10 days prior to the first quarter in which they are obligated to begin reporting.

                    2. The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with the Fund's completed portfolio transactions and a list of Securities being considered for purchase or sale by the Adviser (if such a list exists), to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

                    3. If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President. The President will determine whether the person violated the Code.

                    4. No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

                    5. The Review Officer will report his or her own Securities transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities transactions so reported.

        C.  Resolution; Sanction(s).

                If the President finds that a person has violated the Code, the President will approve a proposed resolution of the situation or, if appropriate, impose upon the person sanctions that the President deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

6.       Annual Written Report to the Board

         At least once a year, the Adviser will provide the Fund's Board of Trustees a written report that includes:

         (1) Issues Arising Under the Code. The report will describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violation(s), and any resulting sanction(s); and

         (2) Certification and Adoption. The report will certify to the Board that the Adviser has adopted measures reasonably necessary to prevent its access persons from violating the Code.

7.       Interrelationship With the Fund's Code of Ethics.

         1.       General Principle.

                  A person who is both an Officer and/or Trustee of the Fund and an Officer, Director, and/or employee of the Adviser, is only required to report under this Code of Ethics.

          2.       Procedures.  The President of the Adviser shall:

                    1. Submit to the Board of Trustees of the Fund a copy of this code of ethics;

                    2. Promptly furnish to the Fund, upon request, copies of any reports made under this code of ethics by any person who is also covered by the Fund's code;

                    3. Promptly report to the Fund in writing any material amendments to this code of ethics; and

                    4. Immediately furnish to the Fund, without request, all material information regarding any violation of this code of ethics by any person.

8.       Recordkeeping.

         The Adviser will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

                    1. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

                    2. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

                    3. A copy of each report made by an access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

                    4. A record of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place. 1.

                    5. A copy of each annual written report to the Board, required by Section VI of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

9.       Miscellaneous.

                    1. Confidentiality. All personal Securities transactions reports and any other information filed under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission and other regulatory agencies.

                    2.   Interpretation of Provisions.   The President  may from
                         time to time adopt such interpretations of this Code as he deems appropriate.

                    3. Compliance Certification. Every year, you must certify that you have read, understood, and complied with this Code and the reporting requirements of this Code of Ethics. An Annual Compliance Certification is attached as Appendix V.




Adopted this ________ day of ______________, 2000.

                                     PART A
                       Officers, Directors, and Employees

1.       List of Securities Holdings

         A.       Initial Holdings Report.

                  You must submit a listing of all Securities beneficially owned within 10 days of the date you first become associated with the [Adviser]. An Initial Holdings Report Form is attached as Appendix III.

                  You must provide the Review Officer with a complete listing of all Securities you beneficially own as of January 30, 2000 .

                  The report must contain the following information:

                    1. Title, number of shares and principal amount of each Security;

                    2. The name of any broker, dealer or bank with whom you maintain an account in which Securities are held; and

                    3.   The date your report is submitted.

         B.       Annual Holdings Report.

                   Each year,  you must  submit a report to the  Review  Officer disclosing the Securities you beneficially own as of December 31st of that year. The report must contain the same type of information as in your Initial Holdings Report. An Annual Holdings Report Form is attached as Appendix IV.

2.       Required Transaction Reports.

         A.       Quarterly Transaction Reports and Accounts Established:

                  i. On a quarterly basis, you must report transactions in Securities, as well as any Securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

                  ii. If you had no reportable transactions or did not open any Securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                  iii.     Remember:   You  are  not  required  to  report  your
                           transactions   under  the  Fund's  Code  if  you  are
                           required to file reports under this Code.

3. What Securities Transactions and Accounts are Covered Under Your Quarterly Reporting Obligation?

         You must report all transactions in Securities that because of the transaction, you acquire direct or indirect beneficial ownership. The report must also include any account you established in which Securities were held during the quarter.

4.       What Securities Transactions May Be Excluded from Your Report?

         You are not required to detail or list the following Securities or transactions on your report:

          A. Purchases or sales effected for any account over which you have no direct or indirect influence or control.

          B. Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by your employer.

          C. Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

          D. Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

                  You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

                                   APPENDIX I

                                   Definitions

Access person includes any director or officer of a fund or of a fund's investment adviser, and any employee of the fund or its investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio Securities or who has access to information regarding a fund's purchases or sales of Securities.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the beneficial owner of any Securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of Securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control  means the same as it does  under in  Section  2(a)(9)  of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting Securities is presumed to give the holder of such Securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

Initial public offering (IPO) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel means any employee of the Fund or the Adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Fund. As of [date], the Adviser's investment personnel include:
                         [List of qualifying employees]

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933.

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds.

A Security held or to be acquired by the Fund means any Security that within the most recent 15 days, (i) is or has been held by the Fund, or (ii) is being or has been considered by the Fund's adviser or sub-adviser for purchase by the Fund, any option to purchase or sell, and any Security convertible into or exchangeable for any Security.

A Security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A Security is being considered for purchase or sale by a Fund when a Security is identified as such by the Adviser to the Fund.

                                   APPENDIX II

                          AKRE CAPITAL MANAGEMENT, LLC

Quarterly Personal Securities Transactions Report

Name of Reporting Person:  _____________________
Calendar Quarter Ended: ________________________

------------ --------------- ------------ -------------------- -------------- -------- -----------------------------

  Name of                                                                               Name of Broker, Dealer or
  Issuer        Date of       Title of      No. of Shares/        Type of               Bank Effecting Transaction
              Transaction     Security     Principal Amount     Transaction    Price
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------
------------ --------------- ------------ -------------------- -------------- -------- -----------------------------


If you had no reportable transactions during the quarter, please check here.  ___

If you established an account within the last quarter, please provide the following information:

--------------------------------------------------------------------------------------------------------------------

Name of Broker, Dealer  Date Account was       Interest Rate          Maturity Date          Date Report Submitted
or Bank                 Established            (if applicable)        (if applicable)        by Access Person






--------------------------------------------------------------------------------------------------------------------
If you did not establish a Securities account within the last quarter, please check here.  ___

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.

---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
___________________                            _____________________
Signature                                      Date





                                  APPENDIX III

                          AKRE CAPITAL MANAGEMENT, LLC

Initial Holdings Report

Name of Reporting Person: ____________________
Effective Date of Access Person Status: _____________
Date Report Submitted: _____________________________

---------------------------------------- ------------------------------------- -------------------------------------
Title of Security                        No. Of Shares                         Principal Amount
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------


If you had no reportable transactions during the quarter, please check here. ___

If you established an account within the last quarter, please provide the following information:

---------------------------------------------------------------------------------------------

Name of Broker, Dealer  Date Account was       Interest Rate          Maturity Date
or Bank                 Established            (if applicable)        (if applicable)






---------------------------------------------------------------------------------------------
If you did not establish a Securities account within the last quarter, please check here. ___

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.



________________                                ______________________
Signature                                      Date





                                   APPENDIX IV

                          AKRE CAPITAL MANAGEMENT, LLC

Annual Holdings Report

Name of Reporting Person: __________________
Date Report Submitted: _____________________
Calendar Year Ended: _______________________

Note: All information in this Report must be current as of a date no more than 30 days prior to its submission.


Title of Security                        No. Of Shares                         Principal Amount
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
---------------------------------------- ------------------------------------- -------------------------------------
If you had no reportable transactions during the quarter, please check here. ___

If you established an account within the last quarter, please provide the following information:

---------------------------------------------------------------------------------------------

Name of Broker, Dealer  Date Account was       Interest Rate          Maturity Date
or Bank                 Established            (if applicable)        (if applicable)



---------------------------------------------------------------------------------------------
If you did not establish a Securities account within the last quarter, please check here. ___

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.




_______________                                __________________
Signature                                      Date

                                   Appendix V

                         ANNUAL COMPLIANCE CERTIFICATION

I have recently read and reviewed the Fund's Code of Ethics. I understand such policies and procedures and recognize that I am subject to them, and understand the penalties for non-compliance. I certify that I am in full compliance with the Fund's Code of Ethics. I further certify that I have fully and accurately completed this Certificate. If there are any exceptions, they are fully disclosed below.


EXCEPTIONS (described fully):

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


__________________
Signature:



Name: ___________________
(please print)

Date: _______________________






Please return this form to the Review Officer not later than.

                                   Appendix VI

                        INVESTMENT ADVISER CERTIFICATION


Akre Capital Management, LLC, investment adviser to the FBR Small Cap Value Fund, hereby certifies to the Fund's Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.



_______________________________________                          _______________
President, Akre Capital Management, LLC                                Date